                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                          CENTRAL MAINE POWER COMPANY
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                          CENTRAL MAINE POWER COMPANY
                ------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

    (4) Proposed maximum aggregate value of transaction:
- --------
* Set forth the amount on which the filing fee is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

LOGO
                CENTRAL MAINE POWER COMPANY
              GENERAL OFFICE: 83 EDISON DRIVE, AUGUSTA, MAINE 04336

                                                                  April 28, 1994

TO THE HOLDERS OF COMMON STOCK
 AND 6% PREFERRED STOCK OF
 CENTRAL MAINE POWER COMPANY:

  The Annual Meeting of the Shareholders, formal notice of which, together with a Proxy Statement, appears on the following pages, will be held on May 25, 1994. The place for the meeting will be the Augusta Civic Center, in Augusta, Maine.

  At the meeting, holders of Common Stock and 6% Preferred Stock will be asked to elect Class I directors of the Company for a three-year term.

  In addition, holders of Common Stock and 6% Preferred Stock will be asked to consider proposals:

    . To approve the Company's Long-Term Incentive Plan, under which certain "key employees" of the Company may receive incentive compensation in the form of shares of the Company's Common Stock; and

    . To approve the appointment by the Company's Board of Directors of Coopers & Lybrand, Boston, Massachusetts, as auditors of the Company for the year 1994.

  It is important for you and the Company that each shareholder participate in this Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. No postage is necessary. Of course, if you attend the meeting, you will be able to vote your shares in person.

  A copy of the Company's Annual Report for 1993, containing copies of certified financial statements, has been mailed to you.

                                     Cordially yours,
                                     /s/ David T. Flanagan
                                     David T. Flanagan
                                     President and Chief Executive Officer

        URGENT. PLEASE SIGN, DATE AND RETURN ENCLOSED PROXY IMMEDIATELY.

LOGO
                          CENTRAL MAINE POWER COMPANY
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                           TO BE HELD ON MAY 25, 1994
                                 AT 10:00 A.M.

  You are hereby notified of and invited to attend the Annual Meeting of the Shareholders of Central Maine Power Company (the "Company"), to be held at the Augusta Civic Center, Augusta, Maine, on May 25, 1994, at 10:00 A.M., Eastern Daylight Time, to hear reports on Company affairs and to consider and act upon the following matters:

    1. To elect three directors to Class I of the Company's Board of Directors for a three-year term;

    2. To approve the Company's Long-Term Incentive Plan, under which certain "key employees" of the Company may receive incentive compensation in the form of shares of the Company's Common Stock;

    3. To approve the appointment by the Company's Board of Directors of Coopers & Lybrand, Boston, Massachusetts, as the Company's auditors for the year 1994; and

    4. To consider and act upon any other matters that may properly come before the meeting.

  The close of business on April 1, 1994 has been fixed as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

                                     By Order of the Board of Directors

                                     /s/ William M. Finn
                                     William M. Finn
                                     Secretary and Clerk

Augusta, Maine
April 28, 1994

                                                                  April 28, 1994

                          CENTRAL MAINE POWER COMPANY
LOGO                            83 EDISON DRIVE

                              AUGUSTA, MAINE 04336

                               ----------------

                                PROXY STATEMENT

  This statement is furnished in connection with the solicitation of proxies by the Board of Directors of Central Maine Power Company for the Annual Meeting of the Shareholders of Central Maine Power Company (the "Company"), to be held on May 25, 1994, at 10:00 A.M. at the Augusta Civic Center, Augusta, Maine. It is being mailed to the shareholders on or about April 28, 1994.

  The Annual Report of the Company for the year ended December 31, 1993, including certified financial statements, has been mailed to you.

                                 VOTING RIGHTS

  Only holders of record of shares of Common Stock and 6% Preferred Stock at the close of business on April 1, 1994 are entitled to vote on all proposals at the meeting. The total number of shares entitled to vote at the meeting will be 32,442,752 shares of Common Stock and 5,713 shares of 6% Preferred Stock. Holders of Common Stock are entitled to one-tenth vote per share, and holders of 6% Preferred Stock are entitled to one vote per share, regarding all matters that are expected to be acted upon at the meeting. Accordingly, the holders of Common Stock are entitled to 3,244,275 votes and the holders of 6% Preferred Stock are entitled to 5,713 votes on all proposals at the meeting.

  A majority of the total votes entitled to be cast at the meeting by the holders of Common Stock and 6% Preferred Stock will constitute a quorum. Abstentions, votes withheld from nominees for director, and broker non-votes will be counted for the purpose of determining whether a quorum is present.

  With respect to the election of directors, nominees who receive the greatest number of votes cast by the holders of the Company's Common Stock and 6% Preferred Stock, voting as a single class, will be elected, even though any such nominee may not receive a majority of the votes cast. An affirmative vote of a majority of the votes cast at the meeting by the holders of the Company's Common Stock and 6% Preferred Stock, voting as a single class, is required for approval of each of the matters presented to the shareholders for consideration at the Annual Meeting. Votes withheld from nominees for director or abstentions with respect to Proposal 2 or Proposal 3 will be counted in determining the total number of votes cast on the matter to which the votes pertain and will have the same effect as a vote against the matter. Broker non-votes will not be included in determining the total number of votes cast on a matter and will have no effect on that matter.

  Under the By-Laws of the Company, the election of directors at the Annual Meeting shall at the option of any shareholder be by cumulative voting. Accordingly, each shareholder having the right to vote for directors shall be entitled to as many votes as pertain to the shares of stock owned by such shareholder multiplied by the number of directors to be elected, and may cast all such votes for a single director or may distribute them among the number to be voted for, or any two of them, as such shareholder may see fit. If any shareholder entitled to vote for directors at the meeting either gives written notice to the President of the Company before the time fixed for the meeting of his or her intention to vote cumulatively or states his or her intention to vote cumulatively at the meeting before the voting for directors commences, all shareholders entitled to vote for directors at such meeting shall be entitled to cumulate their votes. Any shareholder who wishes to vote cumulatively but who will not be present at the meeting should give written notice to the President of the Company of such intention before the meeting and should clearly indicate in writing on the accompanying form of proxy the director or directors for whom he or she wishes to vote and the number of votes he or she wishes to distribute to each such director. If no written indication is made on the proxy, the votes will be evenly distributed among all of the nominees. If any shareholder has indicated his or her intention to vote cumulatively (either by written notice or by a statement made at the meeting), each shareholder present at the meeting who has not given his or her proxy or has revoked his or her proxy in the manner described in the following paragraph may vote cumulatively at the meeting by means of a written ballot distributed at the meeting.

  Shareholders may vote at the meeting either in person or by duly authorized proxy. The giving of a proxy by a shareholder will not affect the shareholder's right to vote his or her shares if he or she attends the meeting and wishes to vote in person. A proxy may be revoked or withdrawn by the person giving it, at any time prior to the voting thereof, at the registration desk for the meeting or by advising the Secretary of the Company. In addition, the proper execution of a new proxy will operate to revoke a prior proxy. All shares represented by effective proxies on the enclosed form, received by the Company, will be voted at the meeting or any adjourned session thereof, all in accordance with the terms of such proxies.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

  It is intended that the persons named in the accompanying form of proxy will vote to elect the first three persons listed below to serve as Class I directors for a three-year term expiring at the 1997 Annual Meeting of the Shareholders. However, if voting is cumulative, such proxies may cumulate the total number of votes to which the shareholder executing the proxy is entitled in favor of one or more of the nominees in such manner as such proxies shall in their discretion determine, unless other instructions are given in the proxy by the shareholder executing it. Nominees named in the accompanying form of proxy who receive the greatest number of votes cast by the holders of the Company's Common Stock and 6% Preferred Stock, voting as a single class, will be elected, even though any such nominee may not receive a majority of the votes cast. The remaining eight persons listed below as Class II and Class III directors will continue in office for terms which expire at the 1995 and 1996 Annual Meeting of the Shareholders, respectively, or, in each case, until their respective successors are duly elected and qualified. Should any person named below as a Class I director be unable or unwilling to serve as a director, persons acting under the proxy intend to vote for such other person as management may recommend, or the Board of Directors may exercise its exclusive power to fix the number of directors at fewer than eleven.

  On March 25, 1992, the Board fixed the number of directors at eleven. Gwain
H. Gillespie, a member of the Board since 1991 in Class III, retired from the Board effective July 1, 1993. M. Anne Szostak was elected as a Class III director effective July 1, 1993 to fill the vacancy created by Mr. Gillespie's retirement. On December 15, 1993, the Board of Directors fixed the number of directors at twelve and elected David T. Flanagan to Class III of the Board effective January 1, 1994. In addition to the eleven directors listed below, Matthew Hunter has been a member of the Board in Class I since 1989. Mr. Hunter intends to retire from employment with the Company effective May 1, 1994 and from service as a director effective as of the same date. In preparation for Mr. Hunter's planned retirement, the Board, at its March 16, 1994 meeting, fixed the number of directors at eleven effective May 1, 1994.

  Set forth below is information about each nominee and continuing director. Each person listed is currently serving as a director of the Company. In addition, David T. Flanagan is President and Chief Executive Officer of the Company, and Carlton D. Reed, Jr. serves as Chairman of the Board of Directors. Since January 1, 1994, Matthew Hunter has served in the transitional position of Chairman of the Company in preparation for his planned retirement effective May 1, 1994. Prior to that date, Mr. Hunter served as President and Chief Executive Officer of the Company from March 29, 1991 through December 31, 1993, and prior thereto, served as Executive Vice President and Chief Operating Officer from July 1989.

                                             PRINCIPAL OCCUPATIONS
                                            AND BUSINESS EXPERIENCE
                                                DURING PAST FIVE
                                               YEARS AND CURRENT        FIRST
 NAME AND                                       DIRECTORSHIPS OF       BECAME A
   AGE                                          PUBLIC COMPANIES       DIRECTOR
 --------                                   -----------------------    --------
 CLASS I:
 Charles H. Abbott (58)..................  Chairman, Skelton, Tain-      1988
                                            tor & Abbott, P.A. (At-
                                            torneys)
 Carlton D. Reed, Jr. (63)...............  Chairman of the Board of      1971
                                            the Company; Chairman of
                                            the Board and Chief
                                            Executive Officer, Reed
                                            & Reed, Inc.
                                            (Construction)
 Kathryn M. Weare (45)...................  Owner and Manager, The        1992
                                            Cliff House (Resort and
                                            conference center)
 CLASS II:
 E. James Dufour (59)....................  Senior Vice President,        1971
                                            Kyes Agency,
                                            Inc. (General insurance
                                            and real
                                            estate); Partner,
                                            Kyes/Philbrick
                                            Real Estate
 David M. Jagger (52)....................  President and Treasurer,      1988
                                            Jagger
                                            Brothers, Inc.
                                            (Textiles)
 Charles E. Monty (67)...................  Retired (1992) Chairman       1977
                                            of the
                                            Board, Maine Yankee
                                            Atomic
                                            Power Company (a);
                                            Retired
                                            (1989) Executive Vice
                                            President
                                            and Chief Operating
                                            Officer of the
                                            Company
 Robert H. Reny (67).....................  President and Chief           1988
                                            Executive
                                            Officer, R. H. Reny,
                                            Inc.
                                            (Department stores);
                                            President,
                                            Downeast Wholesalers,
                                            Inc.
                                            (Wholesale dry goods);
                                            President,
                                            Renbro, Inc. (Real
                                            estate);
                                            Treasurer, Newman &
                                            Beamis,
                                            Inc. (Wholesale toys)

- --------
  (a) The Company owns 38 percent of the outstanding voting stock of Maine Yankee Atomic Power Company.

                                             PRINCIPAL OCCUPATIONS
                                            AND BUSINESS EXPERIENCE
                                                DURING PAST FIVE
                                               YEARS AND CURRENT        FIRST
 NAME AND                                       DIRECTORSHIPS OF       BECAME A
   AGE                                          PUBLIC COMPANIES       DIRECTOR
 --------                                   -----------------------    --------
 CLASS III:
 Charleen M. Chase (45)..................  Executive Director,          1985
                                            Community Concepts,
                                            Inc. (Community action
                                            agency)
 David T. Flanagan (46)..................  President and Chief Exec-    1994
                                            utive Officer of the
                                            Company, effective Janu-
                                            ary 1, 1994; Executive
                                            Vice President (July
                                            1991 through December
                                            1993); Senior Vice Pres-
                                            ident, Finance and Law
                                            (since September 1988);
                                            Chairman of the Board of
                                            Directors, Maine Yankee
                                            Atomic Power Company (a)
 Robert H. Gardiner (49).................  President, Maine Public      1992
                                            Broadcasting
                                            Corporation; previously
                                            (1988 to 1992),
                                            President and General
                                            Manager, WCBB (Public
                                            television)
 M. Anne Szostak (43)....................  Chairman, President and      1993
                                            Chief Executive Officer,
                                            Fleet Bank of Maine;
                                            previously (1988 to
                                            1991), Corporate Vice
                                            President--Human
                                            Resources, Fleet
                                            Financial Group

- --------
  (a) The Company owns 38 percent of the outstanding voting stock of Maine Yankee Atomic Power Company.

                  BOARD COMMITTEES, MEETINGS AND COMPENSATION

CERTAIN COMMITTEES OF THE BOARD

  The Board's Audit Committee, which has as its members David M. Jagger (Chair), Charleen M. Chase, Charles E. Monty and Kathryn M. Weare, held three meetings in 1993. The Audit Committee recommends to the Board the independent accountants to be selected by the Company and reviews the plan and scope of the audit as well as the results and costs of the audit. The Committee also reviews with the independent accountants and management the Company's internal accounting procedures and controls, and the adequacy of the accounting services provided by the Company's personnel.

  The Governance Committee, now composed of Carlton D. Reed, Jr. (Chair), Charles H. Abbott, Charleen M. Chase, E. James Dufour, David M. Jagger and Robert H. Reny, has among its concerns the selection, performance, evaluation and compensation of directors. The Committee will consider for nomination to the Board individuals whose names have been submitted by shareholders in writing. Supporting information should accompany any submission. The Governance Committee also oversees the Company's long-range corporate planning and succession planning, and evaluates the performance of the President and Chief Executive Officer and may make recommendations to the Board concerning his compensation, based on the recommendations of the Compensation and Benefits Committee. The Governance Committee held three meetings in 1993.

  The Compensation and Benefits Committee, whose members are Robert H. Reny (Chair), E. James Dufour, Robert H. Gardiner, David M. Jagger and M. Anne Szostak, held six meetings in 1993. This committee reviews and makes recommendations to the Board concerning compensation and benefit programs for all executive officers and may also make recommendations to the Governance Committee with respect to the compensation of the President and Chief Executive Officer. The Compensation and Benefits Committee also administers the Company's 1987 Executive Incentive Plan.

MEETINGS OF THE BOARD

  The Board held 14 meetings (including regularly scheduled and special meetings) in 1993. Each director attended more than 75 percent of the aggregate of the total number of Board meetings and the total number of meetings of all committees on which that director served that were held during periods he or she served as a director.

COMPENSATION OF DIRECTORS

  In accordance with the established guidelines for the Board of Directors of the Company, the Chairman of the Board receives an annual retainer of $25,200, the Vice Chairman of the Board (a position that is currently vacant) receives an annual retainer of $10,000, and each director (other than the Chairman or Vice Chairman) who is the Chair of a committee of the Board and not an executive officer of the Company receives an annual retainer of $8,400. Each other director who is not an officer of the Company (an "outside director") receives an annual retainer of $6,800. All retainers are payable quarterly. In addition to ordinary travel expenses, all outside directors receive $600 for each meeting of the Board attended, and all outside directors serving on a committee of the Board receive $300 for each committee meeting attended on a day on which they have also attended a meeting of the full Board or another committee and $600 for any other committee meeting attended. A fee of $300 is paid to outside directors for participating in a telephone meeting of the Board or one of its committees.

  In March 1988, the Company established a voluntary deferred compensation plan for outside directors. Under the plan, a director who receives a retainer as described above may elect to have all or a specified portion, in increments of 25 percent, of such director's retainer (but not meeting fees) for the calendar year following the election and subsequent calendar years credited to a deferred compensation account, maintained at the election of the director either as a cash account or an account in units based on the value of the Common Stock of the Company ("compensation units"). Compensation units will be credited, to the extent of 50 percent, with matching compensation units. Amounts credited to a director's cash account will accrue earnings equivalent to interest, at an annual rate equal to the rate of return on equity earned by the Company in the prior calendar year, and amounts credited as compensation units and matching compensation units will be credited with the equivalent of dividends on the Company's Common Stock. Such deferred amounts will be paid solely in cash, in a lump sum or in installments commencing on the first business day of the calendar year following the year in which the director ceases to serve on the Board of Directors or of a specified calendar year thereafter, as irrevocably elected in advance by the director.

  In September 1991, the Board of Directors adopted a retirement plan for outside directors. Under the plan each outside director who has completed five or more years of service is eligible to receive, at the later of the attainment of age 62 or when he or she ceases to serve on the Board, an annual benefit equal to the amount of the director's basic annual retainer for the year the director ceases to serve on the Board, payable monthly for a period equal to the number of months the individual has served as an outside director. No death benefit is provided under the plan. For 1993, the basic annual retainer for each outside director, including the Chairman of the Board and each committee Chair, was $6,800. This amount is included in the annual retainers for the Chairman and the committee Chairs discussed above.

  During 1993, the law firm of Skelton, Taintor & Abbott, P.A., of which Mr. Abbott is Chairman, rendered legal services to the Company on a matter related to the Company's business. The Company was charged the customary rate for such legal services and paid total fees of $3,009.80 for the services received. Legal services rendered by, and payments made to, the law firm were unrelated to Mr. Abbott's duties as a director of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Ms. Szostak, who is Chairman of the Board, President and Chief Executive Officer of Fleet Bank of Maine, has served on the Compensation and Benefits Committee of the Company's Board of Directors since July 21, 1993. Richard A. Crabtree, Vice President, Retail Operations, of the Company served in 1993 and continues to serve as a director of Fleet Bank of Maine.

                               SECURITY OWNERSHIP

  The following table lists the number of shares of the Common Stock of the Company beneficially owned as of March 21, 1994 by each director of the Company and each of the executive officers of the Company named in the Summary Compensation Table contained in this Proxy Statement. The total number of such shares beneficially owned as of March 21, 1994 by all directors and executive officers of the Company as a group is also listed. Shares listed as beneficially owned include shares as to which the directors and executive officers have or share the power to vote or the power to dispose. For non-employee directors, listings include, where appropriate, shares of Common Stock credited under the Company's Dividend Reinvestment and Common Stock Purchase Plan ("DRP"). For executive officers, shares listed include, where appropriate, DRP shares, restricted shares awarded under the Company's 1987 Executive Incentive Plan, and shares credited under the Employee Savings and Investment Plan for Non-Union Employees.

                                                                       SHARES
                                                                    BENEFICIALLY
   DIRECTORS AND NAMED EXECUTIVE OFFICERS                              OWNED
   --------------------------------------                           ------------
   Charles H. Abbott..............................................        535
   Charleen M. Chase..............................................        994
   E. James Dufour................................................      4,505
   David T. Flanagan..............................................      4,304
   Robert H. Gardiner.............................................        100
   Matthew Hunter.................................................      8,926
   David M. Jagger................................................      1,000
   Charles E. Monty...............................................      1,837
   Carlton D. Reed, Jr. ..........................................      2,862
   Robert H. Reny.................................................        600
   M. Anne Szostak................................................        100
   Kathryn M. Weare...............................................        118
   Richard A. Crabtree............................................      5,122
   David E. Marsh.................................................      2,559
   Arthur W. Adelberg.............................................      2,699
   Donald F. Kelly................................................      2,408
   All directors and executive officers as a group (including per-
    sons listed above)............................................     46,932

  The number of shares of Common Stock of the Company beneficially owned as of March 21, 1994 by each of the directors and named executive officers, and the aggregate number of such shares beneficially owned as of that date by all of the directors and executive officers of the Company as a group, constituted less than one percent of the total shares of that class then outstanding. As of March 21, 1994, Mr. Abbott's spouse held sole voting and investment power over 200 shares of the total number of shares listed for Mr. Abbott and all shares listed for Ms. Chase were held jointly. Of the shares listed for Mr. Crabtree and Mr. Kelly, 1,640 and 1,881 shares, respectively, were held jointly as of that date. The total number of shares held jointly for all directors and executive officers as a group as of March 21, 1994 was 4,515 shares. No director or officer owned as of March 21, 1994 any shares of 6% Preferred Stock or of any other class of the Company's equity securities.

  As of April 1, 1994, there was no person who was known to be the beneficial owner of more than five percent of the Common Stock and the 6% Preferred Stock of the Company in the aggregate. Christine M. Nyhan, trustee, 1825 Spindrift Lane, La Jolla, California 92037, owned of record 1,675 shares of the Company's 6% Preferred Stock. The outstanding shares of Common Stock and 6% Preferred Stock will vote together as a single class at the meeting. Shares held by Christine M. Nyhan, trustee, represent approximately .05 percent of the combined voting power of Common Stock and 6% Preferred Stock and approximately
29.31 percent of the voting power of the 6% Preferred Stock.

  With respect to the reports on ownership and changes in ownership of the stock of the Company required to be filed with the Securities and Exchange Commission by directors and officers of the Company, Arthur W. Adelberg and David E. Marsh, who are officers of the Company, each inadvertently filed late one required report on Form 4 covering one transaction in connection with the division of marital property.

                             EXECUTIVE COMPENSATION

  The following Summary Compensation Table presents information on compensation to Matthew Hunter for the years during which Mr. Hunter held the position of President and Chief Executive Officer and to other executive officers of the Company for 1991, 1992 and 1993.

                           SUMMARY COMPENSATION TABLE

                                                       LONG-TERM
                                ANNUAL COMPENSATION   COMPENSATION
                              ----------------------- ------------
       NAME                                            RESTRICTED
        AND                                              STOCK      ALL OTHER
     PRINCIPAL                                          AWARD(S)   COMPENSATION
    POSITION(1)          YEAR SALARY ($) BONUS ($)(4)    ($)(5)       ($)(6)
    -----------          ---- ---------- ------------ ------------ ------------
Matthew Hunter.......... 1993 285,550.00  17,242.50    22,640.63      4,963.88
 President and           1992 287,216.67  14,962.50    22,681.26      5,236.80
 Chief Executive Offi-
  cer(2)                 1991 229,014.79   8,339.10    11,240.63
David T. Flanagan....... 1993 151,633.36   7,193.09     9,450.00      4,575.82
 Executive Vice Presi-
  dent                   1992 147,699.92   6,195.00     9,382.88      4,425.00
                         1991 145,933.28   4,156.76     5,610.01
Richard A. Crabtree..... 1993 151,783.36   6,208.77     8,150.63      4,578.40
 Senior Vice President,  1992 147,849.92   5,420.63     8,213.01      4,425.00
 Customer Services and   1991 146,083.28   3,876.51     5,238.76
 Division Operations
David E. Marsh.......... 1993 126,016.72   5,152.34     6,759.38      3,795.09
 Senior Vice President,  1992 122,700.00   4,498.20     6,804.38      3,672.00
 Finance, and Chief      1991  97,116.12   1,906.33     2,578.13
 Financial Officer
Arthur W. Adelberg...... 1993 125,866.72   5,152.34     6,759.38      3,790.28
 Senior Vice President,  1992 122,600.00   4,498.20     6,804.38      3,672.00
 Law and Governmental    1991 105,266.64   1,996.27     2,701.88
 Relations
Donald F. Kelly(3)...... 1993 135,345.71   5,265.08     6,916.88    687,526.79
 Senior Vice President,  1992 150,889.92   5,530.88     8,380.13      4,439.73
 Production, Engineering 1991 148,999.92   3,952.76     5,321.25
 and Power Supply

- --------

  (1) The principal positions listed were held as of December 31, 1993 by the executive officers named in the Summary Compensation Table other than Mr. Kelly, who retired from employment with the Company effective November 1, 1993. Mr. Flanagan was elected President and Chief Executive Officer effective January 1, 1994. Mr. Hunter has served in the transitional position of Chairman of the Company since

January 1, 1994 in preparation for his planned retirement effective May 1, 1994. As a result of the reorganization of the Company effective as of March 1, 1994, the other named executive officers now hold the following principal positions: Mr. Crabtree, Vice President, Retail Operations; Mr. Marsh, Vice President, Corporate Services, and Chief Financial Officer; and Mr. Adelberg, Vice President, Law and Power Supply.

  (2) Mr. Hunter served as President and Chief Executive Officer effective March 29, 1991 through December 31, 1993. Compensation reported for 1991 includes compensation received in his position as President and Chief Executive Officer and in his previous position as Executive Vice President and Chief Operating Officer of the Company.

  (3) Mr. Kelly retired from employment with the Company effective November 1, 1993.

  (4) Amounts listed are cash incentive payments under the Company's 1987 Executive Incentive Plan.

  (5) Awards listed were granted pursuant to the 1987 Executive Incentive Plan. At December 31, 1993, the number of shares and value of the aggregate restricted stock holdings of each of the named executive officers were as follows: Mr. Hunter, 2,002 shares and $30,030; Mr. Flanagan, 1,019 shares and $15,285; Mr. Crabtree, 952 shares and $14,280; Mr. Marsh, 581 shares and $8,715; and Mr. Adelberg, 598 shares and $8,970. Pursuant to the terms of the 1987 Executive Incentive Plan, the shares awarded to Mr. Kelly under the Plan became unrestricted on the effective date of his retirement (November 1, 1993). Dividends on shares of restricted stock are earned at the same rate as dividends on the unrestricted Common Stock of the Company and are paid either during the 3-year restriction period applicable to these shares or at the end of the restriction period.

  (6) For 1993, amounts of All Other Compensation include (i) matching contributions by the Company to the Employee Savings and Investment Plan for Non-Union Employees in the amount of $4,800 for Mr. Hunter, $4,543 for Mr. Flanagan, $4,543 for Mr. Crabtree, $3,770 for Mr. Marsh, $3,770.08 for Mr. Adelberg, and $4,050.28 for Mr. Kelly; (ii) fees in the amount of $4,800 paid to Mr. Kelly for consulting services rendered to the Company by Mr. Kelly after his retirement, pursuant to an agreement between the Company and Mr. Kelly;
(iii) the value of term life insurance premiums paid under universal life insurance policies for the effective period of such policies in 1993 (October 14, 1993 through December 31, 1993) in the amount of $163.88 for Mr. Hunter, $32.82 for Mr. Flanagan, $35.40 for Mr. Crabtree, $25.09 for Mr. Marsh, and $20.20 for Mr. Adelberg. The Company has purchased universal life insurance policies for Mr. Hunter, Mr. Flanagan, Mr. Crabtree, Mr. Marsh and Mr. Adelberg, who have no immediate right to receive the cash surrender value of the policies and may never have any right to receive the cash surrender value. The respective interests of these five executive officers in the cash surrender value of the policies will vest only if certain conditions are first satisfied. If an executive officer's interest in the cash surrender value vests, the retirement benefits payable to the executive officer by the Company under its Supplemental Executive Retirement Plan (the "SERP"), a defined benefit retirement income plan, will be reduced dollar for dollar by the amount of the cash surrender value of the policy at the time it vests. The premium paid on each of these policies is designed to produce a cash surrender value which is equal to, but which may be less than, the benefits payable under the SERP. Due to Mr. Kelly's planned retirement on November 1, 1993, a life insurance policy, such as the universal life insurance policies purchased on October 14, 1993 for the other named executive officers, was not a suitable means of satisfying the Company's obligation under the SERP to pay retirement benefits to Mr. Kelly since there was insufficient time to allow the buildup of cash surrender value for that purpose. To satisfy its obligation to pay retirement benefits to Mr. Kelly under the SERP, the Company purchased an annuity contract for Mr. Kelly at the purchase price of $386,845.61. The annuity contract is designed to provide Mr. Kelly with substantially the same monthly retirement benefit to which he is entitled under the SERP and operates to satisfy completely the Company's obligation to pay SERP benefits to Mr. Kelly. To maintain the level of SERP benefits payable to Mr. Kelly through the annuity contract, the Company paid certain associated income taxes in the amount of $291,830.90 on Mr. Kelly's behalf.

            LONG-TERM INCENTIVE PLAN--AWARDS FOR LAST FISCAL YEAR(1)

                                                ESTIMATED FUTURE PAYOUTS UNDER
                                                NON-STOCK PRICE-BASED PLANS(3)
                                               ---------------------------------
                       NUMBER OF  PERFORMANCE
                      PERFORMANCE PERIOD UNTIL
                      RESTRICTED   MATURATION
NAME                   SHARES(2)   OR PAYOUT   THRESHOLD(#) TARGET(#) MAXIMUM(#)
- ----                  ----------- ------------ ------------ --------- ----------
Matthew Hunter......     4,889      3 years          0        4,889     7,333
David T. Flanagan...     1,959      3 years          0        1,959     2,938
Richard A. Crabtree.     1,475      3 years          0        1,475     2,212
David E. Marsh......     1,475      3 years          0        1,475     2,212
Arthur W. Adelberg..     1,475      3 years          0        1,475     2,212

- --------
  (1) In Proposal 2 in this Proxy Statement, the Company asks the holders of Common Stock and 6% Preferred Stock to consider approval of the Company's Long-Term Incentive Plan, which was adopted by the Board of Directors at its February 16, 1994 meeting subject to shareholder approval. As provided in the Long-Term Incentive Plan, awards granted prior to any approval by the holders of the Company's Common Stock and 6% Preferred Stock are conditioned on such approval at the 1994 Annual Meeting of the Shareholders. The material features of the Long-Term Incentive Plan are described in Proposal 2.

  (2) Awards are contingent grants of shares of performance restricted Common Stock of the Company which were made in April 1994 due to the timing of adoption of the Long-Term Incentive Plan. Dividends on these shares are reinvested in additional shares of performance restricted Common Stock during the performance period until any payout.

  (3) At the end of the 3-year performance period, the number of shares, including shares resulting from dividend reinvestment, actually paid out will be based on the average percentage change over the performance period in the Company's total shareholder return (stock price plus dividends) as compared with the 3-year average percentage change in the total shareholder return of the 100 other utilities against which the Company's performance is measured in the performance graph in the Proxy Statement for the 1993 Annual Meeting. The number of shares listed as estimated threshold, target and maximum payouts do not reflect the addition of shares resulting from dividend reinvestment or the subtraction of shares necessary to satisfy tax withholding obligations. Regardless of the Company's performance against the peer group of utilities, no award payout will be made for a performance period during which the dividend on the Company's Common Stock has been reduced by action of the Company's Board of Directors declaring a reduced dividend. In that event, the Compensation and Benefits Committee of the Board of Directors is given the discretion under the Long-Term Incentive Plan to determine whether and to what extent to defer award payouts. Any award payouts will be distributed in the form of unrestricted Common Stock of the Company.

                PENSION PLAN TABLES AND EMPLOYMENT ARRANGEMENTS

BASIC PENSION PLAN

  The Company makes payments to the Retirement Income Plan for Non-Union Employees (the "Basic Pension Plan") for virtually all full-time non-union employees of the Company, including the executive officers. Estimated annual retirement benefits payable by the Company under the Basic Pension Plan, assuming retirement on December 31, 1993 at age 65, for average salary levels and credited years of service specified in the following Basic Pension Plan Table are as set forth in the Table.

                                                  YEARS OF SERVICE
                                      -----------------------------------------
      AVERAGE ANNUAL SALARY FOR
     5 HIGHEST CONSECUTIVE YEARS
        PRECEDING RETIREMENT            15      20      25       30       35
     ---------------------------      ------- ------- ------- -------- --------
$150,000............................. $35,265 $47,037 $58,817 $ 70,607 $ 73,370
 175,000.............................  41,640  55,537  69,443   83,357   86,751
 200,000.............................  48,012  64,037  80,068   96,107  100,126
 225,000.............................  52,917  70,573  88,238  105,911  110,411
 250,000.............................  52,917  70,573  88,238  105,911  110,411
 275,000.............................  52,917  70,573  88,238  105,911  110,411
 300,000.............................  52,917  70,573  88,238  105,911  110,411
 325,000.............................  52,917  70,573  88,238  105,911  110,411
 350,000.............................  52,917  70,573  88,238  105,911  110,411
 375,000.............................  52,917  70,573  88,238  105,911  110,411
 400,000.............................  52,917  70,573  88,238  105,911  110,411

  For the executive officers named in the Summary Compensation Table other than Mr. Hunter, compensation covered by the Basic Pension Plan consists of base salary, including base salary shown in the Salary column of that Table. Because the amount of compensation that could be taken into account in determining retirement benefits under the Basic Pension Plan was limited by federal tax law to $235,840 in 1993, Mr. Hunter's 1993 covered compensation under the Basic Pension Plan was limited to that amount. Effective January 1, 1994, the annual limit on compensation that can be taken into account in determining benefits under the Basic Pension Plan was decreased to $150,000. Messrs. Hunter, Flanagan, Crabtree, Marsh, Adelberg and Kelly have been credited with 34, 9, 21, 19, 8 and 28 years of service, respectively. Benefits listed in the Basic Pension Plan Table are payable as a single life annuity and reflect an offset for estimated Social Security benefits payable upon attainment of age 65.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

  The Company maintains a Supplemental Executive Retirement Plan (the "SERP") that provides supplemental retirement income to selected executive officers of the Company. Estimated annual retirement benefits payable by the Company under the SERP, assuming retirement on December 31, 1993 at age 65, for average compensation levels and credited years of service specified in the following SERP Table are as set forth in the Table.

                                                  YEARS OF SERVICE
                                    --------------------------------------------
          AVERAGE ANNUAL
           COMPENSATION
        FOR 3 HIGHEST YEARS            15       20       25       30       35
        -------------------         -------- -------- -------- -------- --------
$150,000........................... $ 23,235 $ 30,963 $ 38,683 $ 26,893 $ 24,130
 175,000...........................   26,610   35,463   44,307   30,393   26,999
 200,000...........................   29,988   39,963   49,932   33,893   29,874
 225,000...........................   34,833   46,427   58,021   40,339   35,839
 250,000...........................   44,583   59,427   74,262   56,589   52,089
 275,000...........................   54,333   72,427   90,512   72,839   68,339
 300,000...........................   64,083   85,427  106,762   89,089   84,589
 325,000...........................   73,833   98,427  123,012  105,339  100,839
 350,000...........................   83,583  111,427  139,262  121,589  117,089
 375,000...........................   93,333  124,427  155,512  137,839  133,339
 400,000...........................  103,083  137,427  171,762  154,089  149,589

  For the executive officers named in the Summary Compensation Table, compensation covered by the SERP consists of base salary and incentive awards received under the Company's 1987 Executive Incentive Plan, including amounts shown in the Salary, Bonus and Restricted Stock Awards columns of that Table. Messrs. Hunter, Flanagan, Crabtree, Marsh, Adelberg and Kelly have been credited with 34, 9, 21, 19, 8 and 28 years of service, respectively. Years of credited service up to 25 years are taken into account in computing retirement benefits under the SERP. Benefits listed in the SERP Table reflect the deduction of benefits payable under the Basic Pension Plan upon attainment of age 65, as shown in the Basic Pension Plan Table. SERP benefits payable by the Company to Messrs. Hunter, Flanagan, Crabtree, Marsh and Adelberg will be further reduced, dollar for dollar, by the amount of the cash surrender value of universal life insurance policies, which have been purchased for these five executive officers, at such time as their respective interests in the cash surrender value may vest. Benefits are also subject to offset by any amount payable as a retirement benefit under any employment agreement between the Company and a named executive officer.

EMPLOYMENT AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

  On October 20, 1993, the Company entered into an employment agreement with Mr. Hunter which replaced the employment agreement between the Company and Mr. Hunter dated August 28, 1991. Under the October 1993 agreement, Mr. Hunter agreed to serve as President and Chief Executive Officer, subject to the Company's By-Laws and other customary regulation, for a period determined by the Company's Board of Directors not extending later than February 1, 1995. The agreement provides for Mr. Hunter to be paid an annual salary fixed at $285,000 during the period he is employed by the Company. During the term of the agreement, Mr. Hunter is required to devote his full time and attention to the business of the Company.

  The agreement provides that upon Mr. Hunter's retirement, or in the event the Company terminates Mr. Hunter's employment prior to February 1, 1995 for any reason other than cause as defined in the agreement, he will be entitled to receive an annual benefit of 65 percent of his total compensation for the preceding 12-month period, including base salary and incentive compensation under the Company's 1987 Executive Incentive Plan but excluding any long-term incentive compensation. The annual benefit under the agreement would be reduced by retirement benefits payable to Mr. Hunter under the Company's Basic Pension Plan and the SERP. After effecting such reductions, it is anticipated that the incremental annual benefit payable to Mr. Hunter under the agreement would be approximately $41,000.

  Under the terms of the agreement, the Company may terminate Mr. Hunter's employment for cause, without obligation for any payments under the agreement. The agreement provides that if Mr. Hunter dies prior to February 1, 1995 and to receiving any benefits under the agreement, his spouse will be entitled to receive one-half of Mr. Hunter's benefit entitlement, but if he dies having received benefits under the agreement, his spouse will receive one-half of the benefit he was receiving at the time of his death.

  On November 1, 1993, after 29 years of service with the Company, Mr. Kelly retired from employment with the Company. To satisfy its obligation to pay retirement benefits to Mr. Kelly under the SERP, the Company purchased an annuity contract for Mr. Kelly. The annuity contract is designed to provide Mr. Kelly with substantially the same monthly retirement benefit to which he is entitled under the SERP and operates to satisfy completely the Company's obligation to pay SERP benefits to Mr. Kelly. To maintain the level of SERP benefits payable to Mr. Kelly through the annuity contract, the Company paid certain associated income taxes on Mr. Kelly's behalf. The purchase price of the annuity contract and the amount of the tax payment are shown in the Summary Compensation Table in this Proxy Statement. Additional discussion of the annuity contract and tax payment is contained in footnote number 6 to the Summary Compensation Table.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  Compensation policies that are applied by the Compensation and Benefits Committee of the Board of Directors of the Company (the "Committee") to all of the Company's executive officers, including the President and Chief Executive Officer and the other executive officers listed in the Summary Compensation Table, with respect to base salary and incentive compensation reflect two fundamental principles that apply to every employee of the Company. These principles are (i) that the Company strives to offer competitive compensation to attract and retain well-qualified employees and periodically reviews and adjusts compensation to take into account individual contributions and performance, and (ii) that part of every employee's compensation is tied directly to Company performance for the benefit of its shareholders, customers and employees.

  With respect to all executive officers of the Company, including the President and Chief Executive Officer, the first compensation principle is implemented by base salary, which is a fixed amount measured against comparable positions in the electric utility industry that also takes into account individual performance. The second principle is implemented in part through short-term incentive compensation, which is a variable amount paid only if and to the extent certain financial and operating goals established annually by the Committee are met. A new long-term incentive compensation program for the President and Chief Executive Officer and other selected executive officers, under which variable incentive compensation may be paid based on Company performance measured by total shareholder return, also will implement the compensation principle of pay for performance.

  BASE SALARY. The base salary of each executive officer of the Company, including the President and Chief Executive Officer, is measured against the median base pay level for positions with comparable functional responsibilities at electric utilities with revenues that are comparable in size to the Company's revenues. Median base pay levels for this segment of the electric utility market are developed for the Company by a nationally-recognized independent compensation consultant, based on an annual study of compensation paid by electric utilities which are members of the Edison Electric Institute ("EEI"), a trade association for investor-owned electric utilities of which the Company is also a member. The study of EEI member utilities takes into account similarities in functional responsibilities of executive officer positions and actual base salaries earned by electric utility officers in functionally equivalent positions. A recommended salary range for each position is then developed for the Company by the consultant, using the median market salary as the midpoint of the range.

  To preserve the Company's ability to attract and retain highly-qualified persons in key executive management positions, the Committee annually reviews and evaluates the salary study information compiled and analyzed each year by the independent compensation consultant, which serves as an adviser to the Committee. In addition, the Committee annually reviews recommended salary ranges for executive officer positions. The Committee periodically takes actions on base salaries based on this information and the recommendations of its adviser, using the median market salary for comparable positions as a benchmark for developing salary recommendations while taking into account economic conditions in Maine.

  While the median market salary for comparable positions is the standard against which base salary for each of the Company's executive officers is measured and a salary range is established for each of the Company's executive officer positions and not for individual officers, salary adjustments may be made by the Committee to recognize individual contributions and performance. In addition, the Committee may make other adjustments to base salary in connection with an increase in the scope of responsibilities of an executive officer's position.

  In 1993, the Committee adjusted salary ranges by 3 percent for executive officer positions, including the position of President and Chief Executive Officer, to take into account the electric utility market's planned upward adjustment of salary ranges for top management positions for that year. Although adjustments in salary ranges were also made in 1992 to reflect upward movement in the salary ranges of electric utility executive positions, in recognition of economic conditions in Maine, the Committee did not put into effect in 1992 any salary increases corresponding to those adjustments in salary ranges. In 1993, the Committee supported a 4 percent salary increase for all executive officers other than the President and Chief Executive Officer to move executive officer salaries closer to the median market base pay level at which base salary for each of the Company's executive officers is targeted. The Committee believes that in view of the absence of any salary adjustments in 1992 to correspond to the upward adjustment in salary ranges during that year and the average 13 percent disparity in 1992 between base salaries of the Company's executive officers and higher median market salaries, the 4 percent increase will help to ensure the retention of persons in key executive management positions by placing them within range of the market for their positions.

  Mr. Hunter agreed to forgo any increase in base salary in 1993 and any future base salary increases in consideration of an increase from 50 percent to 65 percent of the final twelve months of total compensation earned by him, excluding any long-term incentive compensation, available as retirement income under his employment contract with the Company. The increase in the applicable percentage is consistent with the percentage applied under the Company's Supplemental Executive Retirement Plan (the "SERP") to the compensation base to determine retirement benefits for Mr. Hunter and the other executive officers listed in the Summary Compensation Table under the SERP. The percentage of compensation available as retirement income under the SERP was developed from New England electric utility market information and is approximately 10 percent below the average percentage applied to determine benefits under supplemental retirement income plans in that market. Amounts payable to Mr. Hunter under his employment contract continue to be subject to reduction by all benefits payable to him under the SERP and the Company's basic pension plan.

  As a result of these actions, in 1993 the base salaries of the Company's executive officers, including the President and Chief Executive Officer, were within a competitive range of, but lower than, the median base salaries of executive officers with comparable functional responsibilities at electric utilities with comparable revenues. Specifically, the base salaries of the Company's executive officers were, on average, approximately 11 percent below the median base salaries for comparable positions in the electric utility market segment indicated. The 1993 base salary of the President and Chief Executive Officer was approximately 16 percent below the median market salary for chief executive officers in the same market segment. In acknowledgment of the economic climate, the Committee did not grant any increases in the base salaries of the Company's executive officers in 1993 to reflect individual contributions and performance.

  SHORT-TERM INCENTIVE COMPENSATION. In 1993, the Company's short-term incentive compensation program for its executive officers, including the President and Chief Executive Officer, was tied to both the Company's short-term financial performance and the Company's achievement of certain operating goals for the benefit of its shareholders, customers and employees. Since approval in 1988 by the shareholders of the Company of the short-term incentive compensation program for the Company's executive officers in the form of the 1987 Executive Incentive Plan (the "Plan"), the Committee has adopted specific and measurable performance goals annually. Incentive compensation under the Plan, which has been a combination of the Common Stock of the Company and cash, has been and for 1993 was awarded based on the degree of achievement of these goals.

  The performance goals set by the Committee under the Plan take into consideration the Company's annual and longer-term planning and measurement processes evidenced by its Corporate Goals and Objectives, which are adopted annually by the Board of Directors. In this way, the incentive compensation program under the Plan, as administered by the Committee, supports the Company's financial and operating goals.

  For 1993, the Committee adopted five performance goals: earning a targeted return on equity; attaining a targeted three-year average differential between the Company's price of electricity and the higher prices of a peer group of New England electric utilities; assuring customer satisfaction as evidenced by a targeted customer favorability rating developed from survey data; reducing safety incidents, including lost workdays and the number of accidents, to specified levels; and continuing the Company's demand-side management ("DSM") efforts by maintaining a DSM presence in each of the markets served by the Company, treating at least 4,500 residences with energy saving measures, conducting at least 400 informational home visits for certain high-usage customers, and establishing at least five total quality management teams with commercial or industrial customers or both to address energy efficiency issues. For all executive officers, including the President and Chief Executive Officer, 30 percent of the potential maximum award payable for attainment of targeted levels of performance for 1993 was based on the earnings goal, 30 percent on the price of electricity goal, 12.5 percent on the customer satisfaction goal, 12.5 percent on the safety goal, and 15 percent on the DSM goal. The potential maximum award payout to the President and Chief Executive Officer was 20 percent of base salary and ranged from 10 percent to 16 percent of base salary for the other executive officers depending on their respective positions.

  As in each prior year for which the Plan has been in effect, in 1993 the earnings goal was the keystone to awards of incentive compensation for that year. Under this approach, no incentive compensation is awarded under any of the performance goals set by the Committee unless a threshold return on equity equal to 90 percent of the targeted return is exceeded. Exceeding the return on equity threshold results in a payout only under the earnings goal. Payouts for performance above the threshold but below the target are based on the degree of achievement of this goal and are proportionately higher for a greater level of performance.

  In adopting the 1993 performance goals, the Committee provided that a threshold that was approximately 75 percent of the targeted level of performance under the price of electricity goal must be exceeded for any payout to be made under that goal. Performance above the threshold was designed to result in payouts, in increments of 20 percent of the portion of the total incentive award payable for satisfaction of this goal based on the extent of the differential between the Company's electricity price and the higher prices of the peer group, up to 100 percent of this amount for targeted performance. In addition, the Committee decided that incentive compensation under the customer satisfaction, safety and DSM goals, respectively, would be awarded only if the respective targets under these goals were attained in full. By requiring performance to exceed the threshold level under the price of electricity goal and correlating performance and payout levels under that goal, and by tying the availability of awards under the customer satisfaction, safety and DSM goals to full satisfaction of those goals, the Plan also serves to promote benefits to the Company's customers.

  In 1993, the Company exceeded the threshold return on equity and reached 93 percent of the targeted performance level. Mr. Hunter received an award of 1.8 percent of his 1993 base salary for the level of performance achieved under this goal, and would have received an award of 6 percent of base salary if the targeted return on equity had been attained, with potentially higher payouts for performance exceeding the target. The Company's performance under the price of electricity goal exceeded the threshold level of performance established for 1993 and represented 98.8 percent of targeted performance, resulting in a payout to Mr. Hunter of 4.8 percent of his 1993 base salary out of a potential maximum payout of 5 percent of his base salary in connection with this goal. The customer satisfaction and DSM goals were attained in full in 1993, resulting in payouts to the President and Chief Executive Officer of 2.5 percent of his base salary with respect to the customer satisfaction goal and 3 percent of base salary for the DSM goal. These amounts represent the maximum percentages of base salary for this position available for awards in 1993 for attainment of these performance goals. The Company did not attain its safety goal in 1993. Accordingly, there was no payout in connection with that goal. Awards of incentive compensation to the other executive officers of the Company were made under the earnings, price of electricity, customer satisfaction and DSM goals at percentages of base salary lower than the percentages applied to the President and Chief Executive Officer, depending on the officers' respective positions in the Company. Awards under the performance goals for 1993 as well as potential awards based on attainment of all goals at specified levels of performance represent the same proportions of total short-term incentive compensation for all executive officers, including the President and Chief Executive Officer.

  Of the total short-term incentive compensation awarded for 1993 to the Company's executive officers, including the President and Chief Executive Officer, approximately one-half was awarded in the form of shares of the Company's Common Stock, at the election of the respective officers, and the remaining portion was paid out in cash. The Company matched each share of stock awarded with one-half share of Common Stock. All shares of stock, including matching stock, are subject to a three-year restriction period from the date of the award. During this period the stock may not be sold or otherwise transferred and the matching stock is subject to forfeiture if an officer's employment with the Company terminates for any reason other than retirement, disability or death. At the end of the three-year period, the shares of stock awarded for 1993 and the related matching stock will be distributed to the executive officers and will no longer be subject to restrictions.

  The deferred payout of awards of stock and matching stock creates a tie between a portion of annual compensation and the future price of the Company's Common Stock since the actual value of the stock award and the matching stock when distributed will be equal to the market price of the Company's stock at that time. This link provides incentives for the Company's executive officers to work towards achieving growth in value for shareholders by aligning the interests of executive management with those of the Company's shareholders over the longer term.

  LONG-TERM INCENTIVE COMPENSATION. On the recommendation of the Committee, the Board of Directors of the Company has adopted a long-term incentive compensation program, in the form of the

Long-Term Incentive Plan ("LTIP"), for the President and Chief Executive Officer and selected other executive officers whose contributions and responsibilities are likely to have a significant impact on the future of the Company. The LTIP is intended to focus the attention of this group of executive officers more sharply on a performance objective that is designed to increase value to shareholders over the longer term. In addition, the LTIP is intended to provide compensation opportunities that are competitive with those offered by other electric utilities, as recommended in the final report of the auditors in connection with the management audit of the Company initiated by the Maine Public Utilities Commission.

  The LTIP seeks to accomplish these objectives by providing for contingent grants of performance restricted shares of the Common Stock of the Company for each three-year performance period. For the performance period beginning January 1, 1993, Mr. Hunter was granted 4,889 shares of performance restricted Common Stock, and the other participating executive officers listed in the Long-Term Incentive Plan Awards Table in this Proxy Statement were granted lesser amounts, as shown in that Table. As provided in the LTIP, all awards for 1993 are conditioned on the approval of the LTIP by the holders of the Company's Common Stock and 6% Preferred Stock at the 1994 Annual Meeting of the Company's Shareholders.

  The number of shares contingently granted to each of these executive officers, including the President and Chief Executive Officer, reflects a fixed percentage of the midpoint of the salary range for that executive officer's position. The percentage applied to midpoint represents an average percentage of median base salary awarded as long-term incentive compensation at electric utilities included in the EEI compensation study. Unlike median base salaries, which vary by size of utility revenues, average levels of long-term incentive compensation do not vary across the total sample of utilities in the EEI study. For this reason, the reference group is the group of all electric utilities with long-term incentive compensation programs rather than a segment of this market. Since the midpoint of the salary ranges for the Company's executive officers is equivalent to the median market salaries for their respective positions, the level of contingent grants under the LTIP is competitive with market levels of long-term incentive compensation.

  During the three-year performance period that began as of January 1, 1993, the shares of performance restricted stock that were contingently granted for that period, as well as additional shares resulting from the reinvestment of dividends on the shares granted, will remain completely at risk and subject to forfeiture to the extent performance results are not achieved. At the end of the performance period, the number of shares, including shares resulting from dividend reinvestment, actually paid out will be based on the average percentage change over the performance period in the Company's total shareholder return (stock price plus dividends) as ranked against the three-year average percentage change in the total shareholder return of the 100 other utilities against which the Company's performance is measured in the performance graph in the Proxy Statement for the 1993 Annual Meeting. Performance demonstrating higher returns to shareholders will yield payouts of a larger number of the shares contingently granted and the shares resulting from dividend reinvestment, with performance above the targeted level designed to result in a payout of a supplemental number of shares. No shares will be paid out for performance resulting in a ranking in the lowest quarter. Regardless of the Company's performance against the peer group of utilities, no award payout will be made for a performance period during which the dividend on the Company's Common Stock has been reduced by action of the Company's Board of Directors declaring a reduced dividend. In that event, the Committee may exercise its discretion under the LTIP to determine whether and to what extent to defer award payouts. Any award payouts will be distributed in the form of unrestricted Common Stock of the Company.

  Together with the 1987 Executive Incentive Plan, the LTIP places a portion of total pay for executive officers at risk by conditioning awards of incentive compensation on achievement of performance results. By conditioning awards of short-term incentive compensation on attainment of specific financial and operating goals and by tying the ultimate value of the stock portion of the award and the matching stock to the market price of Company stock, the Company's short-term incentive compensation program focuses the attention of the Company's executive officers more keenly on the interests of the Company's shareholders, customers and employees. Likewise, by providing a close link between shareholder returns and compensation opportunities and delivering pay only if and to the extent performance results are achieved, the LTIP will serve to sharpen the long-term focus on increasing shareholder value.

  ALL OTHER COMPENSATION. For 1993, amounts of All Other Compensation in the Summary Compensation Table include matching contributions by the Company to the Employee Savings and Investment Plan for Non-Union Employees, which is available to all non-union employees of the Company on the same terms, in the amount of $4,800 for Mr. Hunter and in lesser amounts for the other executive officers of the Company. The amount of matching contributions made for the Company's non-union employees, including its executive officers, participating in the plan is equal to 60 percent of the first 5 percent of salary invested in the plan by an employee, up to a specified maximum salary for the executive officers.

  Compensation reported also includes the value of term life insurance premiums paid under universal life insurance policies for the effective period of such policies in 1993 (October 14, 1993 through December 31, 1993) in the amount of $163.88 for Mr. Hunter and in lesser amounts for the executive officers listed in the Summary Compensation Table other than Mr. Kelly. The Company has purchased universal life insurance policies for Mr. Hunter, Mr. Flanagan, Mr. Crabtree, Mr. Marsh and Mr. Adelberg, who have no immediate right to receive the cash surrender value of the policies and may never have any right to receive the cash surrender value. The respective interests of these five executive officers in the cash surrender value of the policies will vest only if certain conditions are first satisfied. If an executive officer's interest in the cash surrender value vests, the retirement benefits payable to the executive officer by the Company under its Supplemental Executive Retirement Plan (the "SERP"), a defined benefit retirement income plan, will be reduced dollar for dollar by the amount of the cash surrender value of the policy at the time it vests. The premium paid on each of these policies is designed to produce a cash surrender value which is equal to, but which may be less than, the benefits payable under the SERP.

  On November 1, 1993, after 29 years of service with the Company, Mr. Kelly retired from employment with the Company. Due to Mr. Kelly's planned retirement on November 1, 1993, a life insurance policy, such as the universal life insurance policies purchased on October 14, 1993 for the other named executive officers, was not a suitable means of satisfying the Company's obligation under the SERP to pay retirement benefits to Mr. Kelly since there was insufficient time to allow the buildup of cash surrender value for that purpose. To satisfy its obligation to pay retirement benefits to Mr. Kelly under the SERP, the Company purchased an annuity contract for Mr. Kelly. The annuity contract is designed to provide Mr. Kelly with substantially the same monthly retirement benefit to which he is entitled under the SERP and operates to satisfy completely the Company's obligation to pay SERP benefits to Mr. Kelly. To maintain the level of SERP benefits payable to Mr. Kelly through the annuity contract, the Company paid certain associated income taxes on Mr. Kelly's behalf. The payments made in connection with the Company's obligation to pay retirement benefits to Mr. Kelly under the SERP were intended to address the particular circumstances arising from the timing of Mr. Kelly's planned retirement and do not reflect a policy determination.

                                          Compensation and Benefits Committee

                                          Robert H. Reny (Chair)
                                          E. James Dufour
                                          Robert H. Gardiner
                                          David M. Jagger
                                          M. Anne Szostak

                         SHAREHOLDER RETURN COMPARISON

  The graph below compares the cumulative total shareholder return on the Common Stock of the Company with the cumulative total return on the S&P 500 Index and the Edison Electric Institute Index of 100 other investor-owned electric utilities ("EEI 100 Index") at December 31 for each of the last five fiscal years (assuming the investment of $100 in the Company's Common Stock, the S&P 500 Index and the EEI 100 Index on December 31, 1988, and the reinvestment of all dividends).


                                    [GRAPH]




                                                            DECEMBER 31
                                                   -----------------------------
                                                   1988 1989 1990 1991 1992 1993
                                                   ---- ---- ---- ---- ---- ----
Central Maine Power Company....................... $100 $120 $115 $157 $173 $117
S&P 500 Index..................................... $100 $132 $128 $166 $179 $197
EEI 100 Index..................................... $100 $130 $132 $169 $182 $203

  The foregoing Compensation Committee Report on Executive Compensation and Shareholder Return Comparison (including but not limited to the graph) will not be deemed incorporated by reference by any general statement incorporating or purporting to incorporate by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, or any other filing with the Securities and Exchange Commission, whether such statement was made prior to, or is made contemporaneously with or after, the date of this Proxy Statement.

                                   PROPOSAL 2

                                  APPROVAL OF
                            LONG-TERM INCENTIVE PLAN

  The Board of Directors of the Company has adopted, subject to shareholder approval, the Central Maine Power Company Long-Term Incentive Plan (the "Long-Term Plan"), under which incentive compensation in the form of the Company's Common Stock may be paid to selected key employees of the Company depending on the extent to which a performance objective is attained. The purpose of the Long-Term Plan is to motivate key employees to attain and surpass a long-range performance objective that is intended to enhance total shareholder return, and to provide competitive compensation opportunities in accordance with the recommendation in the June 1993 final report of the auditors in connection with the management audit of the Company initiated by the Maine Public Utilities Commission. The Long-Term Plan was given effect as of January 1, 1993, subject to approval by the affirmative votes of a majority of the votes cast by the holders of the Company's Common Stock and 6% Preferred Stock, voting as a single class, present or represented at the Annual Meeting.

  If shareholders approve the Long-Term Plan, grants and payouts of shares under the Long-Term Plan will be exempt from the operation of Section 16(b) of the Securities Exchange Act of 1934 under the exemption made available by Rule 16b-3 adopted by the Securities and Exchange Commission, provided that the other requirements of that Rule are also met. Section 16(b), which governs transactions in a company's equity securities by directors and officers of that company, provides that any profit realized from any purchase and sale, or any sale and purchase, of equity securities of a company within a six-month period will inure to and be recoverable by that company, regardless of the intentions of the director or officer involved in the transaction. The Securities and Exchange Commission has made available through Rule 16b-3 an exemption from the operation of Section 16(b) for grants and awards of equity securities under an employee benefit plan if the requirements of Rule 16b-3 are met, including the requirement of shareholder approval of the benefit plan under which the grants or awards will be made, which, in this case is the Long-Term Plan. In the event shareholder approval of the Long-Term Plan is not obtained, all grants and any additional shares of performance restricted stock resulting from the reinvestment of dividends will be forfeited and the Long-Term Plan will be cancelled.

  The Long-Term Plan is administered by the Compensation and Benefits Committee of the Board of Directors (the "Committee"), which is composed entirely of outside directors.

  Key employees selected by the Committee are eligible to participate in the Long-Term Plan. Such key employees may include executive officers of the Company and other Company employees whose contributions and responsibilities have a significant impact on the future of the Company, in the judgment of the Committee. The Committee may also consider the recommendations of the President and Chief Executive Officer in selecting other key employees for participation in the Long-Term Plan. With respect to the three-year performance period beginning on January 1, 1993, the Committee has selected the five executive officers listed in the New Plan Benefits Table below for participation in the Long-Term Plan. These five persons and another executive officer of the Company, Gerald C. Poulin, have been selected by the Committee for participation in the Long-Term Plan with respect to the three-year performance period beginning on January 1, 1994.

  The Long-Term Plan provides for contingent grants of performance restricted shares of the Common Stock of the Company for each performance period. Dividends on these shares are reinvested in additional shares of performance restricted stock during the performance period. A performance period is a period of three or more years over which performance is measured, as determined by the Committee.

  Amounts of contingent grants will be determined by the Committee based on factors which the Committee, in its discretion, deems relevant. Such factors may include the key employee's position with the Company, market levels of similar compensation, and the market value of the Company's Common Stock.

  The number of shares of performance restricted stock contingently granted to the participants in the Long-Term Plan with respect to the performance period beginning on January 1, 1993, conditioned on approval of the holders of the Company's Common Stock and 6% Preferred Stock, is as set forth in the following New Plan Benefits Table.

                               NEW PLAN BENEFITS
                            LONG-TERM INCENTIVE PLAN

                                                                     NUMBER OF
                                                                    PERFORMANCE
                                                                    RESTRICTED
NAME AND POSITION(1)                                                  SHARES
- --------------------                                                -----------
Matthew Hunter.....................................................    4,889
 President and Chief Executive Officer
David T. Flanagan..................................................    1,959
 Executive Vice President
Richard A. Crabtree................................................    1,475
 Senior Vice President, Customer Services
 and Division Operations
David E. Marsh.....................................................    1,475
 Senior Vice President, Finance, and
 Chief Financial Officer
Arthur W. Adelberg.................................................    1,475
 Senior Vice President, Law and
 Governmental Relations
Donald F. Kelly....................................................        0
 Senior Vice President, Production,
 Engineering and Power Supply
Executive Group                                                       11,273
Non-Executive Officer Group........................................        0
Non-Executive Officer Employee Group...............................        0

- --------
(1) The positions listed were held as of December 31, 1993 by the executive officers named in the New Plan Benefits Table other than Mr. Kelly, who retired from employment with the Company effective November 1, 1993. Mr. Flanagan was elected President and Chief Executive Officer effective January 1, 1994. Mr. Hunter has served in the transitional position of Chairman of the Company since January 1, 1994 in preparation for his planned retirement effective May 1, 1994. As a result of the reorganization of the Company effective as of March 1, 1994, the other named executive officers now hold the following positions: Mr. Crabtree, Vice President, Retail Operations; Mr. Marsh, Vice President, Corporate Services, and Chief Financial Officer; and Mr. Adelberg, Vice President, Law and Power Supply.

  Subject to adjustment for certain stock splits, reclassifications or other corporate transactions, in any calendar year, the aggregate of the shares contingently granted and the shares resulting from dividend reinvestment cannot exceed 1 percent of the number of outstanding shares of Common Stock at the end of the previous calendar year.

  Following the close of a performance period, the Committee will evaluate performance results by reference to the performance measure and any other performance standards established for that performance period. The performance measure will be the Company's total shareholder return, or a change or improvement in the Company's total shareholder return on a basis determined by the Committee, as ranked against the total shareholder return or a change in the total shareholder return of the 100 other electric utilities against which the Company's performance is measured in the performance graph in proxy statements provided in connection with annual meetings of the Company's shareholders. Based on its evaluation, the Committee will determine whether and to what extent any award payout will be made. The number of shares to be paid out, including shares resulting from dividend reinvestment, will be based on the level of performance attained under the performance measure. The shares to be paid out will be decreased by the number of shares whose market value is sufficient to pay federal and state tax withholding obligations.

  Even if the level of performance under the performance measure or any other performance standard is otherwise sufficient for an award payout, no payout will be made for a performance period during which the dividend on the Common Stock of the Company may have been reduced. In that event, the Committee may exercise its discretion to determine whether and to what extent to defer a payout and the conditions of any such deferral.

  Until a payout determination is made, all shares contingently granted and additional shares resulting from dividend reinvestment remain subject to the satisfaction of performance conditions and to restrictions on transfer. If a key employee's employment with the Company terminates for any reason, all shares contingently granted and additional shares resulting from dividend reinvestment will be forfeited by the key employee unless the Committee, in its sole discretion, determines otherwise.

  The Board of Directors may, at any time, amend or terminate the Long-Term Plan, and, except in the case of amendments that materially modify eligibility requirements, materially increase the benefits provided under the Long-Term Plan, or materially increase the maximum number of shares of performance restricted stock available under the Long-Term Plan, shareholder approval of amendments is not required.

  Holders of the Company's Common Stock and 6% Preferred Stock, present or represented by proxy, will be entitled to vote on Proposal 2 at the Annual Meeting. The affirmative vote of a majority of the votes cast at the meeting by the holders of the Company's Common Stock and 6% Preferred Stock, voting as a single class, is required for approval of Proposal 2.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE LONG-TERM INCENTIVE PLAN.

                                   PROPOSAL 3

                                  APPROVAL OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

  At the regular meeting held on January 19, 1994, the Board of Directors of the Company acted to appoint Coopers & Lybrand, Boston, Massachusetts, as auditors for the Company for the year 1994. At the Annual Meeting it is the intention of the persons named in the proxy enclosed herewith to vote in favor of the approval of such action by the Board of Directors. Representatives of Coopers & Lybrand and of the previous auditors, Arthur Andersen & Co., will attend the meeting and, if they so desire, make a statement; they will also respond to appropriate questions.

  The appointment of Coopers & Lybrand by the Board of Directors is based on the recommendation of the Audit Committee, which had requested proposals from major accounting firms consistent with its policy of periodically reviewing accounting services. The affirmative vote of a majority of the votes cast by the holders of the Company's Common Stock and 6% Preferred Stock, voting as a single class, entitled to vote at the Annual Meeting, is sought for approval of the appointment.

  During 1991, the Company was considering a change in the accounting treatment of deferred investment tax credits. After discussion with its auditors at that time, Arthur Andersen & Co., who disagreed with the proposed accounting, and with the Office of the Chief Accountant of the Securities and Exchange Commission, the Company rejected the proposed change. The 1991 disagreement was discussed with the Audit Committee of the Company by Arthur Andersen & Co. The Company has authorized Arthur Andersen & Co. to respond fully to any inquiries by Coopers & Lybrand concerning the disagreement. Arthur Andersen & Co. has agreed in writing with the information in this paragraph.

  During the period of the disagreement neither the Company nor anyone acting on its behalf consulted Coopers & Lybrand regarding any matter.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.

                             SHAREHOLDER PROPOSALS

  Proposals of shareholders intended to be presented at the 1995 Annual Meeting of the Shareholders must be received on or before December 29, 1994, for inclusion in the proxy materials relating to that meeting. Any such proposals should be sent to William M. Finn, Secretary and Clerk, Central Maine Power Company, 83 Edison Drive, Augusta, Maine 04336.

                                 OTHER MATTERS

  The accompanying proxy is solicited by and on behalf of the Board of Directors of Central Maine Power Company for use at the Annual Meeting of the Shareholders to be held on May 25, 1994 or any adjournments thereof. The cost of solicitation will be paid by the Company. No solicitation is to be made by specially engaged employees or other paid solicitors except that Beacon Hill Partners will solicit shareholders of record and broker nominees on behalf of the Company, for which it will receive a fee of approximately $4,500, plus reasonable expenses. Banks, brokerage firms and other custodians, nominees and fiduciaries will be reimbursed by the Company for reasonable expenses incurred in sending proxy materials to beneficial owners of the Company's Common Stock and 6% Preferred Stock. In addition, directors, officers or employees of the Company may solicit proxies by telephone or in person, the costs of which will be nominal.

  The Board of Directors of the Company does not know of any matter, other than the matters set forth in this Proxy Statement, to be acted upon at this Annual Meeting. However, if any other matter shall be properly brought before the meeting, the proxies will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.



                                          By Order of the Board of Directors
                                          /s/ David T. Flanagan
                                          David T. Flanagan
                                          President and Chief Executive
                                          Officer

Augusta, Maine
April 28, 1994


   Again, we call your attention to the enclosed Proxy. We would appreciate it very much if you would VOTE, DATE, SIGN and RETURN IT PROMPTLY, regardless of whether you plan to attend the meeting.

                          CENTRAL MAINE POWER COMPANY

                        PROXY SOLICITED ON BEHALF OF THE
               BOARD OF DIRECTORS OF CENTRAL MAINE POWER COMPANY
                     (COMMON AND 6% PREFERRED SHAREHOLDERS)
  The undersigned hereby appoints Arthur W. Adelberg, Richard A. Crabtree and David E. Marsh and each of them singly, proxies, with power of substitution, to represent the undersigned at the Annual Meeting of the Shareholders of Central Maine Power Company, to be held at 10 A.M., E.D.T., on May 25, 1994, at the Augusta Civic Center, Augusta, Maine, and at any adjournments thereof; to vote the number of shares which the undersigned would be entitled to vote if present in person in such manner as such proxies may determine, all as indicated in the Notice of the Meeting and Proxy Statement, receipt of which is acknowledged; and to vote on the following proposals as specified below by the undersigned.
(1) Election of Class I Directors:
  [_] VOTE FOR all nominees listed below (except as marked to the contrary below)
                                           [_] WITHHOLD AUTHORITY to vote for
                                            all nominees listed below
           CHARLES H. ABBOTT, CARLTON D. REED, JR., KATHRYN M. WEARE
         (INSTRUCTION--TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
        NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW)
            -------------------------------------------------------
(2) Proposal to approve the Long-Term Incentive Plan, as set forth in the Proxy
    Statement:
             [_] FOR            [_] AGAINST            [_] ABSTAIN
(3) Proposal to approve the appointment of Coopers & Lybrand as auditors of the Company for the year 1994, as set forth in the Proxy Statement:
             [_] FOR            [_] AGAINST            [_] ABSTAIN
                     PLEASE SIGN AND DATE ON THE OTHER SIDE

     ANNUAL MEETING OF        This proxy when properly executed will be voted
                              in the manner directed herein by the undersigned
    CENTRAL MAINE POWER       shareholder. IN THE ABSENCE OF SPECIFIED DIREC-
          COMPANY             TION, THIS PROXY WILL BE VOTED IN FAVOR OF THE
                              ELECTION OF ALL NOMINEES NAMED IN THIS PROXY AND
      83 EDISON DRIVE         IN FAVOR OF ALL PROPOSALS SET FORTH IN THIS
     AUGUSTA, ME 04336        PROXY. The proxies are also authorized to vote
                              in their discretion upon such other matters as may properly come before the meeting or any ad-journment thereof.
Please date, sign exactly as name(s) appear below and return promptly in the enclosed envelope.

                                               If signing as attorney,
                                               administrator, executor,
                                               guardian, trustee or as a
                                               custodian for a minor, please
                                               add your title as such. If a
                                               corporation, please sign in
                                               full corporate name and
                                               indicate the signer's office.
                                               If a partner, please sign in
                                               the partnership's name.
                                               X
                                               --------------------------------
                                               X
                                               --------------------------------
                                               Dated _____________________ 1994

THE CENTRAL MAINE POWER COMPANY LONG-TERM INCENTIVE PLAN (THE "PLAN") IS NOT PART OF THE DEFINITIVE PROXY STATEMENT OF CENTRAL MAINE POWER COMPANY AND IS NOT BEING FURNISHED TO THE COMPANY'S SHAREHOLDERS. THE PLAN IS BEING FILED PURSUANT TO INSTRUCTION NO. 3 TO ITEM 10 OF SCHEDULE 14A OF THE COMMISSION'S REGULATION 14A.

                          CENTRAL MAINE POWER COMPANY


                            LONG-TERM INCENTIVE PLAN

                          CENTRAL MAINE POWER COMPANY

                            LONG-TERM INCENTIVE PLAN

                               Table of Contents

Section                                                                 Page

  1.  Purpose.......................................................     1

  2.  Definitions...................................................     2

  3.  Grant of Awards...............................................     4

      a.  Authority.................................................     4

      b.  Eligibility...............................................     5

      c.  Amount of Award...........................................     5

      d.  Limitations on Awards.....................................     6

  4.  Restriction Period............................................     7

      a.  Transfer Restrictions.....................................     7

      b.  Termination of Employment.................................     7

      c.  Stock Certificates........................................     8

  5.  Award Payouts.................................................     9

  6.  Beneficiary...................................................    10

      a.  Designation...............................................    10

      b.  No Beneficiary............................................    10

  7.  Administration of the Plan....................................    11

      a.  Section 16 Compliance.....................................    11

      b.  Decisions and Interpretations.............................    11

      c.  Procedure.................................................    12

      d.  Advisors..................................................    12

      e.  Indemnification...........................................    12

  8.  Amendment or Discontinuance...................................    13

  9.  Purchase of Stock.............................................    14

      a.  Agent and Purchases by Agent..............................    14

      b.  Custody and Sales by Agent.................................   14


10.  Miscellaneous..................................................    15

     a.  No Claim or Right..........................................    15

     b.  Leave......................................................    16

     c.  Incapacity.................................................    16

     d.  No Assignment..............................................    17

     e.  Plan Documents.............................................    17

     f.  Applicability of Laws......................................    17

     g.  Notices....................................................    17

     h.  Successors Bound...........................................    17

     i.  Captions...................................................    18

11.  Effective Date and Shareholder Approval........................    18

                          CENTRAL MAINE POWER COMPANY

                            LONG-TERM INCENTIVE PLAN

  1.  PURPOSE

      The purpose of the Central Maine Power Company Long-Term Incentive Plan is to motivate Key Employees of Central Maine Power Company to attain and surpass long-range performance objectives intended to provide the shareholders of the Company sound returns on their investment. Under the Plan, the motivation of Key Employees to improve performance is enhanced by providing them with incentive awards that are payable only to the extent that performance results in shareholder benefits. The Plan further aligns the interests of Key Employees with those of the Company's shareholders by providing for such incentive awards to be paid in the form of the Common Stock of the Company subject to performance and other restrictions set forth in the Plan. The Plan is also designed to attract and retain persons of ability as Key Employees of the Company by providing them with compensation opportunities that are competitive with those offered by other utilities.

      The long-range performance objectives under the Plan are intended to complement certain performance objectives under the Company's 1987 Executive Incentive Plan that are designed to benefit the Company's customers. Together, the Plan and the 1987 Executive Incentive Plan place a greater portion of total pay offered to Key Employees at risk by providing for that portion of compensation to be paid only to the extent that performance has resulted in benefits for the Company's shareholders and customers.

  2.  DEFINITIONS
      When used herein, the following terms shall have the following meanings:

      "Award" means a contingent grant to any Key Employee, in accordance with the provisions of the Plan, of Performance Restricted Stock or other Common Stock of the Company, as may be determined by the Compensation and Benefits Committee.

      "Award Payout" means any shares of Performance Restricted Stock including the shares of Performance Restricted Stock resulting from the reinvestment of dividends, after the lapse of the Restriction Period applicable thereto, and any additional shares of the Common Stock of the Company, actually distributed to any Key Employee based on the level of performance achieved for the relevant Performance Period as measured by reference to the Performance Measure and any other performance standards established by the Compensation and Benefits Committee.

      "Beneficiary" means the beneficiary or beneficiaries designated pursuant to Section 6 to receive an Award Payout or Award Payouts, if any, under the Plan upon the death of a Key Employee.

      "Company" means Central Maine Power Company and its successors and assigns.

      "Compensation and Benefits Committee" means the Central Maine Power Company Compensation and Benefits Committee appointed by the Board of Directors of the Company and responsible for the administration of the Plan.

      "Key Employee" means an employee, including without limitation any officer, of the Company whose contributions and responsibilities have a significant impact on the future of the Company, in the judgment of the Compensation and Benefits Committee.

      "Market Value" means, as of any specified date, the reported closing price based upon composite transactions on the New York Stock Exchange for one share of the common stock of any specified electric utility, including without limitation the Company, on such exchange, or, if no sales of that utility's common stock have taken place on such exchange on that date, the reported closing price on the most recent earlier trading day on which sales of such common stock were reported.

      "Performance Measure" means the Company's Total Shareholder Return or a change, on a basis determined by the Compensation and Benefits Committee, in the Company's Total Shareholder Return as ranked against the Total Shareholder Return of other electric utilities designated by the Compensation and Benefits Committee or a change in such other utilities' Total Shareholder Return, and, alternatively, also means improvement in the ranking of the Company's Total Shareholder Return or in the ranking of the level of change therein, in each case based on levels of performance established by the Compensation and Benefits Committee.

      "Performance Period" means a period of three (3) or more years, as determined by the Compensation and Benefits Committee, beginning on the first day of the first year of such period or at such other time as may be determined by the Compensation and Benefits Committee, over which performance is measured by reference to the Performance Measure and any other performance standards established by the Compensation and Benefits Committee.

      "Performance Restricted Stock" means the Common Stock of the
  Company granted under the Plan for no consideration but subject to the requirements and restrictions of Sections 3 and 4 hereof and such other restrictions as the Compensation and Benefits Committee deems appropriate or desirable, and includes additional shares of Performance Restricted Stock resulting from the reinvestment of dividends.

      "The Plan" or "this Plan" means the Central Maine Power Company Long-Term Incentive Plan, as the same may be amended, administered or interpreted from time to time.

      "Restriction Period" means the period described in Section 4.a of this Plan.

      "Total Disability" means the complete and permanent inability of a Key Employee to perform all of his or her duties under the terms of his or her employment with the Company, as determined by the Compensation and Benefits Committee upon the basis of such evidence, which may include independent medical reports and data, as the Compensation and Benefits Committee deems appropriate or necessary.

      "Total Shareholder Return" means the appreciation or depreciation in the Market Value of the common stock of an electric utility, including without limitation the Company, plus dividends thereon, as measured at any point in, or as averaged over, a Performance Period.

  3.  GRANT OF AWARDS

      a. Authority.  Subject to the provisions of the Plan, the Compensation and
         ---------
  Benefits Committee shall have the full power and authority to (i) determine and designate from time to time the Key

   Employees or groups of Key Employees to whom Awards may be granted;
  (ii) determine the amount, terms and conditions of each Award, including, in addition to the Performance Measure and any part thereof, any performance standards pertaining to the Company or otherwise and any other criteria that must be satisfied as a condition to any Award Payout; (iii) determine the form or forms of Awards that may be granted; and (iv) determine the timing of any Award and Award Payout, including Performance Periods and whether and to what extent an Award or Award Payout shall be deferred and the conditions of any such deferral.

      b.  Eligibility.  The Compensation and Benefits Committee shall determine
          -----------
  and designate from time to time the Key Employees or groups of Key Employees eligible to participate in the Plan, based upon the Key Employee's contribution towards the achievement of the Company's long-range corporate objectives, the recommendations of the President and Chief Executive Officer of the Company with respect to Key Employees other than the President and Chief Executive Officer, and such other factors as the Compensation and Benefits Committee, in its discretion, deems relevant.

      c.  Amount of Award.  Subject to the provisions of the Plan, Key Employees
          ---------------
  participating in the Plan shall be granted an Award of a specified number of shares of Performance Restricted Stock for each Performance Period under the Plan. The number of shares of Performance Restricted Stock granted to any Key Employee shall be determined by the Compensation and Benefits Committee, taking into account the purposes of the Plan and such factors as the Compensation and Benefits Committee, in its discretion, deems relevant. Such factors may include the value of the Key Employee's position with the Company, market levels of similar compensation, and the Market Value of the Company's Common Stock, and the Compensation and Benefits Committee may develop a formula based on these or other factors deemed relevant by the Compensation and Benefits Committee. Any such formula shall not be revised more than once in any six (6) month period. Subject to the restrictions set forth in or established by the Compensation and Benefits Committee pursuant to this Plan, each Key Employee who receives an Award shall, upon the issuance of a certificate for the shares of Performance Restricted Stock awarded as provided in Section 4.c hereof, have all of the rights of a shareholder with respect to such shares, including the right to vote the shares and receive dividends and other distributions for his or her account. Dividends on shares of Performance Restricted Stock shall be payable at the same rate as paid on the unrestricted shares of the Common Stock of the Company and shall be reinvested in additional shares of Performance Restricted Stock during the Performance Period until any Award Payout. Such additional shares shall be added to the shares of Performance Restricted Stock constituting the Award and shall be subject in all respects to the provisions of Sections 4.a, 4.b and 5 of this Plan and to other applicable provisions hereof.

      d. Limitations on Awards.  Subject to the provisions of this Section 3.d,
         ---------------------
  in any calendar year, grants of Awards, together with additional shares of Performance Restricted Stock resulting from the reinvestment of dividends, shall not exceed one percent (1%) of the number of outstanding shares of the unrestricted Common Stock of the Company on the last day of the preceding calendar year. In the event of any recapitalization, reclassification, split-up or consolidation of shares of the Common Stock of the Company, merger or consolidation of the Company into, or consolidation of the Company with, or sale by the Company of all or substantially all of its assets to, another company, or other restructuring or event which could distort the implementation of the Plan or the value of the Awards or affect the realization of the objectives of the Plan, the Compensation and Benefits Committee may make such adjustments in any Awards, or in the terms, conditions or restrictions pertaining to the Performance Restricted Stock or the Awards, as the Compensation and Benefits Committee deems equitable.

  4.  RESTRICTION PERIOD

      a. Transfer Restrictions.  Each Award of Performance Restricted Stock and
         ---------------------
  additional shares of Performance Restricted Stock resulting from the reinvestment of dividends on the shares constituting the Award as provided in
  Section 3.c of this Plan shall be subject to a Restriction Period, which shall mean a period commencing on the date the Award is granted and ending as of the date of any Award Payout relating to such Award. No shares of Performance Restricted Stock received or held for the account of a Key Employee as provided in this Plan shall be sold, assigned, exchanged, pledged or otherwise transferred or disposed of during the Restriction Period. The Compensation and Benefits Committee may provide for the lapse of restrictions in installments in circumstances it deems appropriate.

      b. Termination of Employment.  If a Key Employee's employment with the
         -------------------------
  Company terminates due to the Key Employee's death, Total

  Disability, retirement, voluntary resignation or for any other reason, all Awards granted for Performance Periods that have not yet closed as of the date of any such event and all additional shares of Performance Restricted Stock resulting from the reinvestment of dividends on shares constituting such Awards shall be forfeited by the Key Employee and all such shares shall be acquired by the Company unless the Compensation and Benefits Committee, in its sole discretion, otherwise determines. In making any determination under this
  Section 4.b, the Compensation and Benefits Committee may, in its discretion, permit an Award Payout relating to all or a portion of any relevant Performance Period and impose any terms and conditions, consistent with the provisions of this Plan, as it deems appropriate.

      c. Stock Certificates.  After compliance with any applicable requirements
         ------------------
  of federal and state securities laws and regulations and the rules of any stock exchange on which the Common Stock of the Company is then listed, a certificate for the number of shares of Performance Restricted Stock granted to a Key Employee shall be issued and shall be registered in the name of the Key Employee and bear an appropriate legend reciting the restrictions applicable to such shares or shall be registered in nominee name. All certificates issued under the Plan shall be subject to appropriate stop-transfer orders, including such stop-transfer orders and other restrictions as the Compensation and Benefits Committee may deem advisable under any applicable federal or state securities laws and rules, regulations or other requirements of the Securities and Exchange Commission and any stock exchange on which the Common Stock of the Company is then listed. All certificates representing Awards and all additional shares of Performance Restricted

    Stock resulting from the reinvestment of dividends shall be received and held by the Company or a bank or other institution, as determined by the Compensation and Benefits Committee, during the Restriction Period for the account of each individual Key Employee who was granted an Award.

  5.  AWARD PAYOUTS

      Following the close of each Performance Period, the Compensation and Benefits Committee shall evaluate performance results by reference to the Performance Measure and any other performance standards established for that Performance Period. Based on its evaluation and the consideration of any other factors it may deem appropriate, the Compensation and Benefits Committee shall determine whether and to what extent any Award Payouts shall be made. Each Award Payout to be made shall be reduced, prior to being made, by the number of shares of the Common Stock of the Company whose Market Value is sufficient to satisfy all applicable federal and state tax withholding requirements. Notwithstanding the attainment of a level of performance under the Performance Measure or any other performance standard established by the Compensation and Benefits Committee otherwise sufficient for any Award Payout, no Award Payout shall be made for a Performance Period during which the dividend on the Common Stock of the Company may have been reduced. In such event, the Compensation and Benefits Committee shall consider whether and to what extent to defer an Award Payout and shall determine the conditions of any such deferral, taking into account circumstances it deems appropriate. If the Compensation and Benefits

  Committee determines that no Award Payout shall be made at any time with respect to a Performance Period, the Award for that Performance Period and any additional shares of Performance Restricted Stock resulting from the reinvestment of dividends shall be forfeited by the Key Employee and acquired by the Company.

  6.  BENEFICIARY

      a. Designation.  Each Key Employee shall file with the Compensation and
         -----------
  Benefits Committee a written designation of one or more persons as the Beneficiary who shall be entitled to receive an Award Payout or Award Payouts, if any, under the Plan upon such Key Employee's death. A Key Employee may from time to time revoke or change his or her Beneficiary designation, without the consent of any prior Beneficiary (unless such consent is otherwise required by law) by filing a new designation with the Compensation and Benefits Committee. The last such designation received by the Compensation and Benefits Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Compensation and Benefits Committee prior to the Key Employee's death, and in no event shall it be effective as of a date prior to such receipt.

      b. No Beneficiary.  If no Beneficiary designation is in effect at the time
         --------------
  of a Key Employee's death, or if such designation conflicts with law, or if no designated Beneficiary survives the Key Employee, the Key Employee's estate shall be entitled to receive an Award Payout or Award Payouts, if any, under the Plan upon the Key Employee's death. If the Compensation and Benefits Committee is in doubt as to the right of any person to receive any Award Payout, the Company may retain such Award Payout, without liability for any interest thereon, until the Compensation and Benefits Committee determines the rights thereto, or the Company may turn over such Award Payout to any court of appropriate jurisdiction and such turnover shall be a complete discharge of any liability of the Company in connection with such Award Payout.

  7.  ADMINISTRATION OF THE PLAN

      a. Section 16 Compliance.  The Plan shall be administered by the
         ---------------------
  Compensation and Benefits Committee in conformance with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934 as said Rule may be interpreted or amended from time to time, the intent of this Plan being that all transactions hereunder shall comply with all applicable conditions of said Rule 16b-3 or its successor.

      b.  Decisions and Interpretations.  All decisions, determinations or
          -----------------------------
  actions of the Compensation and Benefits Committee made or taken pursuant to grants of authority under this Plan shall be made or taken in the sole discretion of the Compensation and Benefits Committee and shall be final, conclusive and binding on all persons for all purposes. In addition, the Compensation and Benefits Committee shall have full power, discretion and authority to establish rules and guidelines, consistent with this Plan, for the administration of the Plan and to interpret, construe and administer the Plan and such rules and guidelines and any part thereof, and its interpretations and constructions thereof shall be final, conclusive and binding on all persons for all purposes. The decisions and determinations of the Compensation and Benefits Committee under the Plan need not be uniform with respect to Key Employees, whether or not such Key Employees are similarly situated.

      c. Procedure.  The Compensation and Benefits Committee shall keep minutes
         ---------
  of its actions under the Plan. The act of a majority of the members of the Compensation and Benefits Committee present at a meeting duly called and held shall be the act of the Compensation and Benefits Committee, provided that at least a majority of the members of the entire Compensation and Benefits Committee is in attendance at such meeting. Any decision or determination reduced to writing and signed by all members of the Compensation and Benefits Committee shall be fully as effective as if made by unanimous vote at a meeting duly called and held.

      d. Advisors.  The Compensation and Benefits Committee may employ such
         --------
  legal counsel, whether independent legal counsel or counsel regularly employed by the Company, and consultants and agents as the Compensation and Benefits Committee may deem appropriate for the administration of the Plan and shall be fully protected in relying upon any opinion received from any such counsel or consultant and any computations received from any such consultant or agent. All expenses incurred by the Compensation and Benefits Committee in interpreting and administering the Plan, including without limitation meeting fees and expenses and professional fees, shall be paid by the Company.

      e. Indemnification.  No member or former member of the Compensation and
         ---------------
  Benefits Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Payout under the Plan. Each member or former member of the Compensation and Benefits Committee shall be indemnified and held harmless by the Company against all cost and expense (including counsel fees) and liability (including any sum paid in settlement of a claim with the approval of the Board of Directors of the Company) arising out of any action taken or omitted in connection with the Plan unless arising out of such member's or former member's own willful misconduct. Such indemnification shall be in addition to any rights of indemnification the members or former members of the Compensation and Benefits Committee may have as directors or under the bylaws of the Company.

  8.  AMENDMENT OR DISCONTINUANCE

      The Board of Directors of the Company may, at any time, amend or terminate the Plan. The Plan may also be amended by the Compensation and Benefits Committee, provided that all such amendments shall also be reported to and acted upon by the Board of Directors. No amendment shall, without approval by the holders of a majority of the shares of the Common Stock and 6% Preferred Stock of the Company present, or represented, and entitled to vote at a meeting duly called and held, (i) materially modify the requirements as to eligibility for participation in the Plan, (ii) materially increase the benefits provided under the Plan, or (iii) materially increase the maximum number of shares of Performance Restricted Stock which are available under the Plan. No amendment or termination shall retroactively impair any rights of any person with respect to an Award or Award Payout, and all amendments shall comply with the requirements of Rule 16b-3 of the Securities Exchange Act of 1934 as said Rule may be interpreted or amended from time to time.

  9.  PURCHASE OF STOCK

      a. Agent and Purchases by Agent.  Notwithstanding any other provision of
         ----------------------------
  this Plan, the Compensation and Benefits Committee shall appoint an agent for Key Employees, and not for the Company, for the purchase of Common Stock of the Company to be granted under the Plan and for the purchase of additional shares of Common Stock representing reinvested dividends. Such agent shall not be an affiliate of the Company. The agent (and not the Company or any affiliate thereof) shall exercise all direct and indirect control and influence over the times when, and the prices at which, the agent may purchase or cause to be purchased Common Stock for the benefit or account of Key Employees under the Plan, the amount of any such Common Stock to be purchased, the manner in which any such Common Stock is to be purchased, and the selection of a broker or dealer through which such purchases may be executed; provided, however, that the Compensation and Benefits Committee may provide the agent with any formula adopted by the Compensation and Benefits Committee pursuant to Section 3.c of the Plan for determining the number of shares of Common Stock to be purchased by the agent under the Plan and may provide the agent with instructions which are not inconsistent with the provisions of this
  Section 9.

      b. Custody and Sales by Agent.  The agent (or its delegate) shall
         --------------------------
  hold all shares of Common Stock purchased in connection with Awards granted for the initial Performance Period under the Plan and all additional shares of Common Stock resulting from the reinvestment of dividends thereon, in each case on behalf of the particular Key Employee who was granted an Award. In the event that the shareholders of the Company approve the Plan pursuant to
  Section 11 hereof, then such Common Stock shall be held on behalf of the Key Employees as directed by the Compensation and Benefits Committee, in accordance with the terms of the Plan. In the event that such shareholder approval is not obtained, the agent shall sell all shares of Common Stock purchased, including shares representing reinvested dividends. The agent (and not the Company or any affiliate thereof) shall exercise all direct and indirect control and influence over the times when, and the prices at which, the agent may sell or cause to be sold such Common Stock, the manner in which any such Common Stock is to be sold, and the selection of a broker or dealer through which such sales may be executed. All proceeds of such sales shall be paid to the Company.

  10. MISCELLANEOUS

      a. No Claim or Right.  Nothing in this Plan and no Award or Award Payout
         -----------------
  hereunder shall confer upon any Key Employee any right to continue in the employ of the Company, or shall interfere in any way with the right (subject to any separate contractual arrangement with such Key Employee) of the Company to terminate his or her employment at any time. No Award or Award Payout under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan, including any retirement or supplemental or excess retirement benefit plan, or other arrangement of the Company for the benefit of its employees unless the Compensation and Benefits Committee shall determine otherwise. No Key Employee shall have any claim or right to any Award or Award Payout until an Award Payout relating to a particular Award is actually made under the Plan, and any such right shall be no greater than the right of an unsecured general creditor of the Company. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind between the Company and any Key Employee.

      b. Leave.  Absence on leave approved by the President and Chief Executive
         -----
  Officer of the Company shall not be considered interruption or termination of employment for any purposes of the Plan; provided, however, that the Compensation and Benefits Committee shall determine, in its discretion, whether an Award may be granted or an Award Payout may be made to a Key Employee if he or she is absent on leave during the Performance Period.

      c. Incapacity.  If the Compensation and Benefits Committee shall find that
         ----------
  any person entitled to receive any Award Payout under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, then any Award Payout due him or her may, if the Compensation and Benefits Committee so directs the Company, be paid to his or her spouse, an institution maintaining or having custody of such person, or any other person deemed by the Compensation and Benefits Committee to be a proper recipient on behalf of such person otherwise entitled to such Award Payout, unless a prior claim therefor has been made by a duly appointed legal representative. Any such Award Payout shall be a complete discharge of any liability of the Company in connection with such Award Payout.

      d. No Assignment.  The interest of any Key Employee or other person in any
         -------------
  Award or Award Payout under the Plan may not be assigned, transferred, pledged or encumbered, except as provided in Section 6 with respect to the designation of a Beneficiary or as may otherwise be required by law, and any such assignment, transfer, pledge or encumbrance shall be void.

      e. Plan Documents.  Copies of the Plan and all amendments, administrative
         --------------
  rules and guidelines, and interpretations shall be made available to all Key Employees at all reasonable times at the Company's headquarters.

      f. Applicability of Laws.  The Plan and Awards and Award Payouts hereunder
         ---------------------
  shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required.

      g. Notices.  All requests, notices and other communications from a Key
         -------
  Employee, Beneficiary or other person to the Compensation and Benefits Committee, required or permitted under the Plan, shall be in such form as may be prescribed from time to time by the Compensation and Benefits Committee and shall be mailed by first class mail or delivered to the Company's headquarters or such other location as may be specified by the Compensation and Benefits Committee.

      h. Successors Bound.  The terms of the Plan shall be binding upon the
         ----------------
  Company and its successors and assigns.

      i. Captions.  Captions preceding the Sections and subsections
         --------
  hereof are inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision hereof.

  11. EFFECTIVE DATE AND SHAREHOLDER APPROVAL

      The effective date of this Plan shall be January 1, 1993; provided, however, that grants of Awards shall be conditioned upon approval of the Plan by the holders of a majority of the shares of the Company's Common Stock and 6% Preferred Stock present, or represented, and entitled to vote at the 1994 Annual Meeting of the Shareholders of the Company. Notwithstanding anything in the Plan to the contrary, Key Employees may be selected for participation in the Plan, Award criteria may be determined and Awards conditioned on such shareholder approval may be granted, all as provided herein, prior to submission of the Plan for approval by the shareholders. In the event that such shareholder approval is not obtained, all Awards and any additional shares of Performance Restricted Stock resulting from the reinvestment of dividends shall be forfeited and the Plan shall be cancelled.